               ALLIANCE INSTITUTIONAL FUNDS, INC.

                    TRANSFER AGENCY AGREEMENT


         AGREEMENT, dated as of November 14, 1997, between

ALLIANCE INSTITUTIONAL FUNDS, INC., a Maryland corporation and an open-end investment company registered with the Securities and

Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "Investment Company Act"), having its principal place of business at 1345 Avenue of Americas, New York, New York

10105 (the "Fund"), and ALLIANCE FUND SERVICES, INC., a Delaware

corporation registered with the SEC as a transfer agent under the

Securities Exchange Act of 1934, having its principal place of business at 500 Plaza Drive, Secaucus, New Jersey 07094 ("Fund

Services"), provides as follows:

         WHEREAS, Fund Services has agreed to act as transfer

agent to the Fund for the purpose of recording the transfer,

issuance and redemption of shares of each series of the shares of common stock of the Fund ("Shares" or "Shares of a Series"),

transferring the Shares, disbursing dividends and other

distributions to shareholders of the Fund, and performing such other services as may be agreed to pursuant hereto;

         NOW THEREFORE, for and in consideration of the mutual

covenants and agreements contained herein, the parties do hereby agree as follows:

         SECTION 1.  The Fund hereby appoints Fund Services as

its transfer agent, dividend disbursing agent and shareholder servicing agent for the Shares, and Fund Services agrees to act in such capacities upon the terms set forth in this Agreement.

Capitalized terms used in this Agreement and not otherwise

defined shall have the meanings assigned to them in SECTION 30.

         SECTION 2.

         (a)  The Fund shall provide Fund Services with copies of

the following documents:

         (1)  Specimens of all forms of certificates for Shares;

         (2)  Specimens of all account application forms and

other documents relating to Shareholders' accounts;

         (3)  Copies of each Prospectus;

         (4)  Specimens of all documents relating to withdrawal

plans instituted by the Fund, as described in SECTION 16; and

         (5)  Specimens of all amendments to any of the foregoing

documents.

         (b)  The Fund shall furnish to Fund Services a supply of

blank Share Certificates for the Shares and, from time to time,

will renew such supply upon Fund Services' request.  Blank Share

Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized to sign by law or pursuant to the by-laws of the Fund and, if required by Fund Services, shall bear the Fund's seal or a facsimile thereof.

         SECTION 3.  Fund Services shall make original issues of

Shares in accordance with SECTIONS 13 and 14 and the Prospectus upon receipt of (i) Written Instructions requesting the issuance,

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(ii) a certified copy of a resolution of the Fund's Directors authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Fund's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Fund of an appropriate notice with the

SEC, as required by Rule 24f-2 of the Investment Company Act, as amended from time to time.

         SECTION 4.  Transfers of Shares shall be registered and,

subject to the provisions of SECTION 10 in the case of Shares evidenced by Share Certificates, new Share Certificates shall be issued by Fund Services upon surrender of outstanding Share

Certificates in the form deemed by Fund Services to be properly endorsed for transfer, which form shall include (i) all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a domestic commercial bank or through other procedures mutually agreed to between the Fund and Fund

Services, (ii) such assurances as Fund Services may deem

necessary to evidence the genuineness and effectiveness of each endorsement and (iii) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

         SECTION 5.  Fund Services shall forward Share

Certificates in "non-negotiable" form by first-class or

registered mail, or by whatever means Fund Services deems equally reliable and expeditious. While in transit to the addressee, all deliveries of Share Certificates shall be insured by Fund

Services as it deems appropriate.  Fund Services shall not mail

Share Certificates in "negotiable" form, unless requested in writing by the Fund and fully indemnified by the Fund to Fund

Services' satisfaction.

         SECTION 6.  In registering transfers of Shares, Fund

Services may rely upon the Uniform Commercial Code as in effect from time to time in the State in which the Fund is incorporated or organized or, if appropriate, in the State of New Jersey;

provided, that Fund Services may rely in addition or

alternatively on any other statutes in effect in the State of New

Jersey or in the state under the laws of which the Fund is

incorporated or organized that, in the opinion of Fund Services'

counsel, protect Fund Services and the Fund from liability

arising from (i) not requiring complete documentation in

connection with an issuance or transfer, (ii) registering a

transfer without an adverse claim inquiry, (iii) delaying

registration for purposes of an adverse claim inquiry or

(iv) refusing registration in connection with an adverse claim.

         SECTION 7.  Fund Services may issue new Share

Certificates in place of those lost, destroyed or stolen, upon receiving indemnity satisfactory to Fund Services; and may issue new Share Certificates in exchange for, and upon surrender of,

mutilated Share Certificates as Fund Services deems appropriate.

         SECTION 8.  Unless otherwise directed by the Fund, Fund

Services may issue or register Share Certificates reflecting the signature, or facsimile thereof, of an officer who has died,

resigned or been removed by the Fund.  The Fund shall file

promptly with Fund Services' approval, adoption or ratification of such action as may be required by law or by Fund Services.

         SECTION 9.  Fund Services shall maintain customary stock

registry records for Shares of each Series noting the issuance,

transfer or redemption of Shares and the issuance and transfer of

Share Certificates.  Fund Services may also maintain for Shares of each Series an account entitled "Unissued Certificate

Account," in which Fund Services will record the Shares, and fractions thereof, issued and outstanding from time to time for which issuance of Share Certificates has not been requested.

Fund Services is authorized to keep records for Shares of each

Series containing the names and addresses of record of

Shareholders, and the number of Shares, and fractions thereof,

from time to time owned by them for which no Share Certificates are outstanding.  Each Shareholder will be assigned a single account number for Shares of each Series, even though Shares for which Certificates have been issued will be accounted for

separately.

         SECTION 10.  Fund Services shall issue Share

Certificates for Shares only upon receipt of a written request from a Shareholder and as authorized by the Fund. If Shares are purchased or transferred without a request for the issuance of a

Share Certificate, Fund Services shall merely note on its stock registry records the issuance or transfer of the Shares and

fractions thereof and credit or debit, as appropriate, the

Unissued Certificate Account and the respective Shareholders'

accounts with the Shares.  Whenever Shares, and fractions

thereof, owned by Shareholders are surrendered for redemption,

Fund Services may process the transactions by making appropriate entries in the stock transfer records, and debiting the Unissued

Certificate Account and the record of issued Shares outstanding;

it shall be unnecessary for Fund Services to reissue Share

Certificates in the name of the Fund.

         SECTION 11.  Fund Services shall also perform the usual

duties and function required of a stock transfer agent for a corporation, including but not limited to (i) issuing Share

Certificates as treasury Shares, as directed by Written

Instructions, and (ii) transferring Share Certificates from one

Shareholder to another in the usual manner.  Fund Services may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share

Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed or authorized by a duly-

authorized person or persons, or by the Fund, or upon the advice of counsel for the Fund or for Fund Services. Fund Services may record any transfer of Share Certificates which it reasonably believes in good faith to have been duly authorized, or may

refuse to record any transfer of Share Certificates if, in good faith, it reasonably deems such refusal necessary in order to avoid any liability on the part of either the Fund or Fund

Services.

         SECTION 12.  Fund Services shall notify the Fund of any

request or demand for the inspection of the Fund's share records.

Fund Services shall abide by the Fund's instructions for granting or denying the inspection; provided, however, Fund Services may grant the inspection without such instructions if it is advised by its counsel that failure to do so will result in liability to

Fund Services.

         SECTION 13.  Fund Services shall observe the following

procedures in handling funds received:

         (a)  Upon receipt at the office designated by the Fund

of any check or other order drawn or endorsed to the Fund or otherwise identified as being for the account of the Fund, and,

in the case of a new account, accompanied by a new account

application or sufficient information to establish an account as provided in the Prospectus, Fund Services shall stamp the

transmittal document accompanying such check or other order with the name of the Fund and the time and date of receipt and shall forthwith deposit the proceeds thereof in the custodial account of the Fund.

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         (b)  In the event that any check or other order for the

purchase of Shares is returned unpaid for any reason, Fund

Services shall, in the absence of other instructions from the

Fund, advise the Fund of the returned check and prepare such documents and information as may be necessary to cancel promptly any Shares purchased on the basis of such returned check and any accumulated income dividends and capital gains distributions paid on such Shares.

         (c)  As soon as possible after 4:00 p.m., Eastern time

or at such other times as the Fund may specify in Written or Oral

Instructions for any Series (the "Valuation Time") on each

Business Day, Fund Services shall obtain from the Fund's Adviser a quotation (on which it may conclusively rely) of the net asset value, determined as of the Valuation Time on that day.  On each

Business Day, Fund Services shall use the net asset value(s)

determined by the Fund's Adviser to compute the number of Shares and fractional Shares to be purchased and the aggregate purchase proceeds to be deposited with the Custodian.  As necessary but no more frequently than daily (unless a more frequent basis is

agreed to by Fund Services), Fund Services shall place a purchase order with the Custodian for the proper number of Shares and fractional Shares to be purchased and promptly thereafter shall send written confirmation of such purchase to the Custodian and the Fund.

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         SECTION 14.  Having made the calculations required by

SECTION 13, Fund Services shall thereupon pay the Custodian the aggregate net asset value of the Shares purchased.  The aggregate number of Shares and fractional Shares purchased shall then be issued daily and credited by Fund Services to the Unissued

Certificate Account.  Fund Services shall also credit each

Shareholder's separate account with the number of Shares

purchased by such Shareholder.  Fund Services shall mail written confirmation of the purchase to each Shareholder or the

Shareholder's representative and to the Fund if requested.  Each confirmation shall indicate the prior Share balance, the new

Share balance, the Shares for which Stock Certificates are

outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

         SECTION 15.  Prior to the Valuation Time on each

Business Day, as specified in accordance with SECTION 13, Fund

Services shall process all requests to redeem Shares and, with respect to each Series, shall advise the Custodian of (i) the total number of Shares available for redemption and (ii) the number of Shares and fractional Shares requested to be redeemed.

Upon confirmation of the net asset value by the Fund's Adviser,

Fund Services shall notify the Fund and the Custodian of the redemption, apply the redemption proceeds in accordance with

SECTION 16 and the Prospectus, record the redemption in the stock registry books, and debit the redeemed Shares from the Unissued

Certificates Account and the individual account of the

Shareholder.

         In lieu of carrying out the redemption procedures

described in the preceding paragraph, Fund Services may, at the request of the Fund, sell Shares to the Fund as repurchases from

Shareholders, provided that the sale price is not less than the applicable redemption price.  The redemption procedures shall then be appropriately modified.

         SECTION 16.  Fund Services will carry out the following

procedures with respect to Share redemptions:

         (a)  As to each request received by the Fund from or on

behalf of a Shareholder for the redemption of Shares, and unless the right of redemption has been suspended as contemplated by the

Prospectus, Fund Services shall, within seven days after receipt of such redemption request, either (i) mail a check in the amount of the proceeds of such redemption to the person designated by the Shareholder or other person to receive such proceeds or,

(ii) in the event redemption proceeds are to be wired through the

Federal Reserve Wire System or by bank wire pursuant to

procedures described in the Prospectus, cause such proceeds to be wired in Federal funds to the bank or trust company account

designated by the Shareholder to receive such proceeds.  Fund

Services shall also prepare and send a confirmation of such

redemption to the Shareholder.  Redemptions in kind shall be made only in accordance with such Written Instructions as Fund

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Services may receive from the Fund.  The requirements as to instruments of transfer and other documentation, the

determination of the appropriate redemption price and the time of payment shall be as provided in the Prospectus, subject to such additional requirements consistent therewith as may be

established by mutual agreement between the Fund and Fund

Services.  In the case of a request for redemption that does not comply in all respects with the requirements for redemption, Fund

Services shall promptly so notify the Shareholder and shall

effect such redemption at the price in effect at the time of receipt of documents complying with such requirements.  Fund

Services shall notify the Fund's Custodian and the Fund on each

Business Day of the amount of cash required to meet payments made pursuant to the provisions of this paragraph and thereupon the

Fund shall instruct the Custodian to make available to Fund

Services in timely fashion sufficient funds therefor.

         (b)  Procedures and standards for effecting and

accepting redemption orders from Shareholders by telephone or by such check writing service as the Fund may institute may be

established by mutual agreement between Fund Services and the

Fund consistent with the Prospectus.

         (c)  For purposes of redemption of Shares that have been

purchased by check within fifteen (15) days prior to receipt of the redemption request, the Fund shall provide Fund Services with

Written Instructions concerning the time within which such

requests may be honored.

         (d)  Fund Services shall process withdrawal orders duly

executed by Shareholders in accordance with the terms of any withdrawal plan instituted by the Fund and described in the

Prospectus.  Payments upon such withdrawal orders and redemptions of Shares held in withdrawal plan accounts in connection with such payments shall be made at such times as the Fund may

determine in accordance with the Prospectus.

         (e)  The authority of Fund Services to perform its

responsibilities under SECTIONS 15 and 16 with respect to the

Shares of any Series shall be suspended if Fund Services receives notice of the suspension of the determination of the net asset value of the Series.

         SECTION 17.  Upon the declaration of each dividend and

each capital gains distribution by the Fund's Directors, the Fund shall notify Fund Services of the date of such declaration, the amount payable per Share, the record date for determining the

Shareholders entitled to payment, the payment and the

reinvestment date price.

         SECTION 18.  Upon being advised by the Fund of the

declaration of any income dividend or capital gains distribution on account of its Shares, Fund Services shall compute and prepare for the Fund records crediting such distributions to

Shareholders. Fund Services shall, on or before the payment date of any dividend or distribution, notify the Fund and the

Custodian of the estimated amount required to pay any portion of a dividend or distribution which is payable in cash, and

thereupon the Fund shall, on or before the payment date of such dividend or distribution, instruct the Custodian to make

available to Fund Services sufficient funds for the payment of such cash amount.  Fund Services will, on the designated payment date, reinvest all dividends in additional shares and promptly mail to each Shareholder at his address of record a statement showing the number of full and fractional Shares (rounded to three decimal places) then owned by the Shareholder and the net asset value of such Shares; provided, however, that if a

Shareholder elects to receive dividends in cash, Fund Services shall prepare a check in the appropriate amount and mail it to the Shareholder at his address of record within five (5) business days after the designated payment date, or transmit the

appropriate amount in Federal funds in accordance with the

Shareholder's agreement with the Fund.

         SECTION 19.  Fund Services shall prepare and maintain

for the Fund records showing for each Shareholder's account the following:

         A.   The name, address and tax identification number of

the Shareholder;

         B.   The number of Shares of each Series held by the

Shareholder;

         C.   Historical information including dividends paid and

date and price for all transactions;

         D.   Any stop or restraining order placed against such

account;

         E.   Information with respect to the withholding of any

portion of income dividends or capital gains distributions as are required to be withheld under applicable law;

         F.   Any dividend or distribution reinvestment election,

withdrawal plan application, and correspondence relating to the current maintenance of the account;

         G.   The certificate numbers and denominations of any

Share Certificates issued to the Shareholder; and

         H.   Any additional information required by Fund

Services to perform the services contemplated by this Agreement.

         Fund Services agrees to make available upon request by

the Fund or the Fund's Adviser and to preserve for the periods prescribed in Rule 31a-2 of the Investment Company Act any

records related to services provided under this Agreement and required to be maintained by Rule 31a-1 of that Act, including:

         (i)   Copies of the daily transaction register for each

Business Day of the Fund;

         (ii)  Copies of all dividend, distribution and

reinvestment blotters;

         (iii) Schedules of the quantities of Shares of each

Series distributed in each state for purposes of any state's laws or regulations as specified in Oral or Written Instructions given to Fund Services from time to time by the Fund or its agents; and

         (iv)  Such other information, including Shareholder

lists, and statistical information as may be agreed upon from time to time by the Fund and Fund Services.

         SECTION 20.  Fund Services shall maintain those records

necessary to enable the Fund to file, in a timely manner, form

N-SAR (Semi-Annual Report) or any successor report required by the Investment Company Act or rules and regulations thereunder.

         SECTION 21.  Fund Services shall cooperate with the

Fund's independent public accountants and shall take reasonable action to make all necessary information available to such

accountants for the performance of their duties.

         SECTION 22.  In addition to the services described

above, Fund Services will perform other services for the Fund as may be mutually agreed upon in writing from time to time, which may include preparing and filing Federal tax forms with the

Internal Revenue Service, and, subject to supervisory oversight by the Fund's Adviser, mailing Federal tax information to

Shareholders, mailing semi-annual Shareholder reports, preparing the annual list of Shareholders, mailing notices of Shareholders'

meetings, proxies and proxy statements and tabulating proxies.

Fund Services shall answer the inquiries of certain Shareholders related to their share accounts and other correspondence

requiring an answer from the Fund. Fund Services shall maintain dated copies of written communications from Shareholders, and replies thereto.

         SECTION 23.  Nothing contained in this Agreement is

intended to or shall require Fund Services, in any capacity

hereunder, to perform any functions or duties on any day other than a Business Day.  Functions or duties normally scheduled to be performed on any day which is not a Business Day shall be performed on, and as of, the next Business Day, unless otherwise required by law.

         SECTION 24.  For the services rendered by Fund Services

as described above, the Fund shall pay to Fund Services an

annualized fee at a rate to be mutually agreed upon from time to time.  Such fee shall be prorated for the months in which this

Agreement becomes effective or is terminated.  In addition, the

Fund shall pay, or Fund Services shall be reimbursed for, all out-of-pocket expenses incurred in the performance of this

Agreement, including but not limited to the cost of stationery,

forms, supplies, blank checks, stock certificates, proxies and proxy solicitation and tabulation costs, all forms and statements used by Fund Services in communicating with Shareholders of the

Fund or especially prepared for use in connection with its

services hereunder, specific software enhancements as requested by the Fund, costs associated with maintaining withholding

accounts (including non-resident alien, Federal government and state), postage, telephone, telegraph (or similar electronic media) used in communicating with Shareholders or their representatives, outside mailing services, microfiche/microfilm,

freight charges and off-site record storage.  It is agreed in this regard that Fund Services, prior to ordering any form in such supply as it estimates will be adequate for more than two years' use, shall obtain the written consent of the Fund.  All forms for which Fund Services has received reimbursement from the

Fund shall be the property of the Fund.

         SECTION 25.  Fund Services shall not be liable for any

taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Fund or any Shareholder, excluding taxes assessed against Fund Services for compensation received by it hereunder.

         SECTION 26.

         (a)  Fund Services shall at all times act in good faith

and with reasonable care in performing the services to be

provided by it under this Agreement, but shall not be liable for any loss or damage unless such loss or damage is caused by the negligence, bad faith or willful misconduct of Fund Services or its employees or agents.

         (b)  The Fund shall indemnify and hold Fund Services

harmless from all loss, cost, damage and expense, including

reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with the

performance of its duties hereunder, or as a result of acting

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upon any instruction reasonably believed by it to have been properly given by a duly authorized officer of the Fund, or upon any information, data, records or documents provided to Fund

Services or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Fund; provided that this indemnification shall not apply to actions or omissions of Fund

Services in cases of its own bad faith, willful misconduct or negligence, and provided further that if in any case the Fund may be asked to indemnify or hold Fund Services harmless pursuant to this Section, the Fund shall have been fully and promptly advised by Fund Services of all material facts concerning the situation in question.  The Fund shall have the option to defend Fund

Services against any claim which may be the subject of this

indemnification, and in the event that the Fund so elects it will so notify Fund Services, and thereupon the Fund shall retain competent counsel to undertake defense of the claim, and Fund

Services shall in such situations incur no further legal or other expenses for which it may seek indemnification under this

paragraph.  Fund Services shall in no case confess any claim or make any compromise in any case in which the Fund may be asked to indemnify Fund Services except with the Fund's prior written consent.

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         Without limiting the foregoing:

         (i)  Fund Services may rely upon the advice of the Fund

or counsel to the Fund or Fund Services, and upon statements of accountants, brokers and other persons believed by Fund Services in good faith to be expert in the matters upon which they are consulted.  Fund Services shall not be liable for any action taken in good faith reliance upon such advice or statements;

         (ii) Fund Services shall not be liable for any action

reasonably taken in good faith reliance upon any Written

Instructions or certified copy of any resolution of the Fund's

Directors, including a Written Instruction authorizing Fund

Services to make payment upon redemption of Shares without a signature guarantee; provided, however, that upon receipt of a

Written Instruction countermanding a prior Instruction that has not been fully executed by Fund Services, Fund Services shall verify the content of the second Instruction and honor it, to the extent possible.  Fund Services may rely upon the genuineness of any such document, or copy thereof, reasonably believed by Fund

Services in good faith to have been validly executed;

       (iii)  Fund Services may rely, and shall be protected by

the Fund in acting, upon any signature, instruction, request,

letter of transmittal, certificate, opinion of counsel,

statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the purchaser,

the Fund or other proper party or parties; and

         (c)  Fund Services may, with the consent of the Fund,

subcontract the performance of any portion of any service to be provided hereunder, including  with respect to any Shareholder or group of Shareholders, to any agent of Fund Services and may reimburse the agent for the services it performs at such rates as

Fund Services may determine; provided that no such reimbursement will increase the amount payable by the Fund pursuant to this

Agreement; and provided further, that Fund Services shall remain ultimately responsible as transfer agent to the Fund.

         SECTION 27.  The Fund shall deliver or cause to be

delivered over to Fund Services (i) an accurate list of

Shareholders, showing each Shareholder's address of record,

number of Shares of each Series owned and whether such Shares are represented by outstanding Share Certificates or by

non-certificated Share accounts and (ii) all Shareholder records,

files, and other materials necessary or appropriate for proper performance of the functions assumed under this Agreement

(collectively referred to as the "Materials").  The Fund shall indemnify Fund Services and hold it harmless from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses arising out of or in connection with any error,

omission, inaccuracy or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of the

Materials or to provide any information in the Fund's possession needed by Fund Services to knowledgeably perform its functions;

provided the Fund shall have no obligation to indemnify Fund

Services or hold it harmless with respect to any expenses,

damages, claims, suits, liabilities, actions, demands or losses caused directly or indirectly by acts or omissions of Fund

Services or the Fund's Adviser.

         SECTION 28.  This Agreement may be amended from time to

time by a written supplemental agreement executed by the Fund and

Fund Services and without notice to or approval of the

Shareholders; provided this Agreement may not be amended in any manner which would substantially increase the Fund's obligations hereunder unless the amendment is first approved by the Fund's

Directors, including a majority of the Directors who are not a party to this Agreement or interested persons of any such party,

at a meeting called for such purpose, and thereafter is approved by the Fund's Shareholders if such approval is required under the

Investment Company Act or the rules and regulations thereunder.

The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and Fund Services may

conclusively rely on the determination of the Fund that any

procedure that has been approved by the Fund does not conflict with or violate any requirement of its Articles of Incorporation or Declaration of Trust, By-Laws or Prospectus, or any rule,

regulation or requirement of any regulatory body.

         SECTION 29.  The Fund shall file with Fund Services a

certified copy of each operative resolution of its Directors authorizing the execution of Written Instructions or the

transmittal of Oral Instructions and setting forth authentic signatures of all signatories authorized to sign on behalf of the

Fund and specifying the person or persons authorized to give Oral

Instructions on behalf of the Fund.  Such resolution shall

constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with Fund Services fully protected in acting in reliance therein, until Fund Services receives a certified copy of a replacement resolution adding or deleting a person or

persons authorized to give Written or Oral Instructions.  If the officer certifying the resolution is authorized to give Oral

Instructions, the certification shall also be signed by a second officer of the Fund.

         SECTION 30.  The terms, as defined in this Section,

whenever used in this Agreement or in any amendment or supplement hereto, shall have the meanings specified below, insofar as the context will allow.

         (a)  Business Day:  Any day on which the Fund is open

for business as described in the Prospectus.

         (b)  Custodian:  The term Custodian shall mean the

Fund's current custodian or any successor custodian acting as such for the Fund.

         (c)  Fund's Adviser:  The term Fund's Adviser shall mean

Alliance Capital Management L.P. or any successor thereto who acts as the investment adviser or manager of the Fund.

         (d)  Oral Instructions:  The term Oral Instructions

shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund Services in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by Fund Services to be a person or persons authorized by a

resolution of the Directors of the Fund to give Oral Instructions on behalf of the Fund.  Each Oral Instruction shall specify

whether it is applicable to the entire Fund or a specific Series of the Fund.

         (e)  Prospectus:  The term Prospectus shall mean a

prospectus and related statement of additional information

forming part of a currently effective registration statement under the Investment Company Act and, as used with the respect to

Shares or Shares of a Series, shall mean the prospectuses and related statements of additional information covering the Shares or Shares of the Series.

         (f)  Securities:  The term Securities shall mean bonds,

debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the

Fund.

         (g)  Series:  The term Series shall mean any series of

Shares of the common stock of the Fund that the Fund may

establish from time to time.

         (h)  Share Certificates:  The term Share Certificates

shall mean the stock certificates for the Shares.

         (i)  Shareholders:  The term Shareholders shall mean the

registered owners from time to time of the Shares, as reflected on the stock registry records of the Fund.

         (j)  Written Instructions:  The term Written

Instructions shall mean an authorization, instruction, approval,

item or set of data, or information of any kind transmitted to

Fund Services in original writing containing original signatures,

or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or

documentary means, at the request of a person or persons

reasonably believed in good faith by Fund Services to be a person or persons authorized by a resolution of the Directors of the

Fund to give Written Instruction shall specify whether it is applicable to the entire Fund or a specific Series of the Fund.

         SECTION 31.  Fund Services shall not be liable for the

loss of all or part of any record maintained or preserved by it pursuant to this Agreement or for any delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authorities, national

emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riot, or failure of transportation,

communication or power supply, except to the extent that Fund

Services shall have failed to use its best efforts to minimize the likelihood of occurrence of such circumstances or to mitigate any loss or damage to the Fund caused by such circumstances.

         SECTION 32.  The Fund may give Fund Services sixty (60)

days and Fund Services may give the Fund (90) days written notice of the termination of this Agreement, such termination to take effect at the time specified in the notice.  Upon notice of

termination, the Fund shall use its best efforts to obtain a successor transfer agent.  If a successor transfer agent is not appointed within ninety (90) days after the date of the notice of termination, the Directors of the Fund shall, by resolution,

designate the Fund as its own transfer agent.  Upon receipt of written notice from the Fund of the appointment of the successor transfer agent and upon receipt of Oral or Written Instructions

Fund Services shall, upon request of the Fund and the successor transfer agent and upon payment of Fund Services reasonable

charges and disbursements, promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Fund Services hereunder and cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out its responsibilities hereunder.

         SECTION 33.  Any notice or other communication required

by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties.

         Notice to the Fund shall be given as follows until

further notice:

                   Alliance Institutional Funds, Inc.
                   1345 Avenue of the Americas
                   New York, New York  10105
                   Attention: Secretary

         Notice to Fund Services shall be given as follows until

further notice:

                   Alliance Fund Services, Inc.
                   500 Plaza Drive
                   Secaucus, New Jersey  07094

         SECTION 34.  The Fund represents and warrants to Fund

Services that the execution and delivery of this Agreement by the undersigned officer of the Fund has been duly and validly

authorized by resolution of the Fund's Directors.  Fund Services represents and warrants to the Fund that the execution and

delivery of this Agreement by the undersigned officer of Fund

Services has also been duly and validly authorized.

         SECTION 35.  This Agreement may be executed in more than

one counterpart, each of which shall be deemed to be an original,

and shall become effective on the last date of signature below unless otherwise agreed by the parties.  Unless sooner terminated pursuant to SECTION 32, this Agreement will continue in effect so long as its continuance is specifically approved at least annually by the Directors or by a vote of the stockholders of the

Fund and in either case by a majority of the Directors who are not parties to this Agreement or interested persons of any such party, at a meeting called for the purpose of voting on this

Agreement.

         SECTION 36.  This Agreement shall extend to and shall

bind the parties hereto and their respective successors and

assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of Fund

Services or by Fund Services without the written consent of the

Fund, authorized or approved by a resolution of the Fund's

Directors.  Notwithstanding the foregoing, either party may

assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and is qualified to act under the Investment

Company Act, as amended from time to time.

         SECTION 38.  This Agreement shall be governed by the

laws of the State of New Jersey.

         WITNESS the following signatures:



                   ALLIANCE INSTITUTIONAL FUNDS, INC.





                   BY:  /s/ John D. Carifa

                        _____________________________

                            John D. Carifa

                   TITLE:   President

                        _____________________________





                   ALLIANCE FUND SERVICES, INC.



                   BY:  /s/ George Hrabovsky

                        _____________________________

                            George Hrabovsky

                   TITLE:   President

                        _____________________________
















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00250237.AB2